Exhibit 10.7

EXECUTION COPY

FIRST AMENDMENT

TO

CREDIT AGREEMENT

This FIRST AMENDMENT, dated as of August 10, 2007 (this “Amendment”), to the Existing Credit Agreement referred to below, is among SABRE COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, SABRE COMMUNICATIONS CORPORATION, an Iowa corporation, and, immediately following the consummation of the Acquisition, SABRE INDUSTRIES, INC., a Delaware corporation, CELLXION, LLC, a Delaware limited liability company, and CELLXION WIRELESS SERVICES, LLC, a Delaware limited liability company (collectively referred to as the “Borrowers” and individually referred to as a “Borrower”), the Lenders, (such capitalized term, and other capitalized terms used in this preamble or the recitals, have the meanings set forth in Article I)  parties hereto, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and Dresdner Kleinwort Securities LLC, as Sole Lead Arranger and Sole Bookrunner.

W I T N E S S E T H:

WHEREAS, the Borrowers, various financial institutions (the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of June 26, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, on and after the Amendment Effective Date, the Borrowers, Holdings and the Lead Arranger agree that Fifth Third Bank shall be and hereby appoint Fifth Third Bank as the Swingline Lender, Issuer and Syndication Agent, and Fifth Third Bank hereby acknowledges and accepts such appointment; and

WHEREAS, such parties have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the preamble.

“Credit Agreement” is defined in the third recital.

“Existing Credit Agreement” is defined in the first recital.

“First Amendment Effective Date” is defined in Article III

“Lenders” is defined in the first recital.

SECTION 1.2.  Other Definitions.  Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO THE

EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article.

SECTION 2.1.  Amendments to Article I.  Article I of the Existing Credit Agreement is hereby amended in accordance with Section 2.1.1

SECTION 2.1.1.  The definitions of “Applicable Commitment Fee”, “Applicable Margin” and “ECF Percentage” appearing in Section 1.1 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

“Applicable Commitment Fee” means 0.500% per annum.

“Applicable Margin” means, at all times during the applicable periods set forth below:

(a)  from the Closing Date to (but excluding) the Acquisition Date, (i) with respect to Term Loans and Revolving Loans maintained as LIBO Rate Loans, 3.25% and (ii) with respect to Term Loans and Revolving Loans maintained as Base Rate Loans, 2.25%; and

(b)  at all times from and after the Acquisition Date, (i) with respect to Term Loans and Revolving Loans maintained as LIBO Rate Loans, 2.75% and 2.50%, respectively, and (ii) with respect to Term Loans and Revolving Loans maintained as Base Rate Loans, 1.75% and 1.50% respectively; provided, however, if the Acquisition is not consummated by the Delayed Draw Term B Commitment Termination Date, the Applicable Margin shall be as set forth in clause (a) above (provided that the failure to consummate the Acquisition is not solely as a result of the failure of the Lenders to fund the Delayed Draw Term B Loans on the terms set forth herein, as determined by a court of competent jurisdiction in a final proceeding).

Notwithstanding anything to the contrary in the foregoing, at any time after the Acquisition Date, if the Leverage Ratio is less than or equal to 3:25:1 and no Default or Event of Default has occurred and is continuing, the Applicable Margin with respect to Term Loans and Revolving Loans maintained as LIBO Rate Loans or Base Rate Loans shall be permanently reduced in each case by 0.25%.  A change in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery (after the Acquisition Date) by the Borrowers to the Administrative Agent of a Compliance Certificate pursuant to clause (c) of Section 7.1.1, and, subject to clause (c) of Section 4.7, the Leverage Ratio set forth in such Compliance Certificate shall be used to compute the Applicable Margin.

“ECF Percentage” means, if on the last day of the applicable Fiscal Year, the  Leverage Ratio is (a) greater than 3.25:1, 75%; (b) equal to or less than 3.25:1 but greater than or equal to 1.50:1, 50%; and (c) less than 1.50:1, 0%.

SECTION 2.2.  Amendment to Article II.  The last paragraph of clause (a) of Section 2.8 of the Existing Credit Agreement is hereby amended by deleting “0.25%” and inserting “2.25%” in its place.

SECTION 2.3.  Amendments to Article VII.  Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.3.1 through 2.3.4.

SECTION 2.3.1.  Clause (a) of Section 7.1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)  within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year together with the Borrowers’ sales backlog number as a footnote to such report, certified as complete and correct by the chief financial or accounting Authorized Officer of each Borrower (subject to normal year-end audit adjustments);

SECTION 2.3.2.  Clause (b) of Section 7.1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)  within 90 days after the end of each Fiscal Year, (i) a copy of the consolidated balance sheet of the Borrowers and their Subsidiaries, and the related consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, together with the Borrowers’ sales backlog number as a footnote to such report, audited (without any Impermissible Qualification, provided that the Borrowers’ sales backlog number need not be included in such review) by independent public accountants acceptable to the Administrative Agent, and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrowers and their Subsidiaries, no knowledge was obtained of any Event of Default and (ii) a management discussion and analysis of the figures in the financial statements delivered under the foregoing clause (b)(i) in comparison with the figures for the immediately preceding Fiscal Year;

SECTION 2.3.3.  The tables contained in clause (a) and clause (b) of Section 7.2.4 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

Period	Leverage Ratio
10/31/07 through (and including) 04/30/08	4.85:1

07/31/08 through (and including) 04/30/09	3.65:1

07/31/09 through (and including) 04/30/10	3.20:1

07/31/10 through (and including 04/30/11	2.50:1

07/31/11 and thereafter	2.00:1

Period	Interest Coverage Ratio
10/31/07 through (and including) 04/30/08	2.15:1

07/31/08 through (and including) 04/30/09	2.90:1

07/31/09 through (and including) 04/30/10	3.50:1

07/31/10 through (and including) 04/30/11	4.50:1

07/31/11 and thereafter	5.50:1

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the date (the “First Amendment Effective Date”) following receipt by the Administrative Agent of (a) counterparts hereof executed on behalf of the Borrowers and the requisite Lenders; and (b) a Lender Assignment Agreement duly executed and delivered by the Fifth Third Bank, as assignee and by the Agent, as assignor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants that both before and after giving effect to this Amendment, (i) the representations and warranties contained in Article VI of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which by their terms expressly relate to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment, and (iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

SECTION 5.2.  Loan Document Pursuant to Existing Loan Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

SECTION 5.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4.  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.5.  Costs and Expenses.  The Borrower agrees to pay all costs and expenses incurred by the Administrative Agent (including fees and expenses of counsel to the Administrative Agent) incurred in connection with the execution and delivery of this Amendment and the other agreements entered into in connection herewith.

SECTION 5.6.  Governing Law; Entire Agreement.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 5.7.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first above written.

SABRE COMMUNICATIONS HOLDINGS, INC., as Borrower

By:	/s/ David J Peters
	Name:	David J Peters
	Title:	CFO

SABRE COMMUNICATIONS CORPORATION, as Borrower

By:	/s/ David J Peters
	Name:	David J Peters
	Title:	CFO

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
as a Lender

By:	/s/ Craig Meisner
	Name:	Craig Meisner
	Title:	Managing Director

By:	/s/ Ran Sagee
	Name:	Ran Sagee
	Title:	Director

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
as the Administrative Agent

By:	/s/ Craig Meisner
	Name:	Craig Meisner
	Title:	Managing Director

By:	/s/ Ran Sagee
	Name:	Ran Sagee
	Title:	Director

ACKNOWLEDGED AND AGREED TO BY:

FIFTH THIRD BANK
as Swingline Lender, Issuer and Syndication Agent

By:	/s/ Ashley Radel
Name:	Ashley Radel
Title:	Relationship Manager